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                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 27, 1997 except for note 6(b) which is as of September 4, 1998 relating to the financial statements of V3 Semiconductor, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" is such Prospectus.

 /s/KPMG LLP
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KPMG LLP

Chartered Accountants
Toronto, Canada
October 19, 1998